Exhibit 99.14(a)(ii)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the 1933 Act Registration Statement (Form N-6) and Amendment No. 14 to the 1940 Act Registration Statement (Form N-6 No. 811-9075), and to the use therein of our report dated March 9, 2021, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company for the registration of an indefinite number of units of interest in variable life insurance contracts.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
October 1, 2021